NASDAQ: CFB | April 23, 2020

FORWARD-LOOKING STATEMENTS. This presentation and oral statements made during this meeting contain forward-looking statements. These forward- looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "strive," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: risks relating to the COVID-19 pandemic; risks related to general business and economic conditions and any regulatory responses to such conditions; our ability to effectively execute our growth strategy and manage our growth, including identifying and consummating suitable mergers and acquisitions; the geographic concentration of our markets; fluctuation of the fair value of our investment securities due to factors outside our control; our ability to successfully manage our credit risk and the sufficiency of our allowance; regulatory restrictions on our ability to grow due to our concentration in commercial real estate lending; our ability to attract, hire and retain qualified management personnel; interest rate fluctuations; our ability to raise or maintain sufficient capital; competition from banks, credit unions and other financial services providers; the effectiveness of our risk management framework in mitigating risks and losses; our ability to maintain effective internal control over financial reporting; our ability to keep pace with technological changes; system failures and interruptions, cyber-attacks and security breaches; employee error, fraudulent activity by employees or clients and inaccurate or incomplete information about our clients and counterparties; our ability to maintain our reputation; costs and effects of litigation, investigations or similar matters; risk exposure from transactions with financial counterparties; severe weather, acts of god, acts of war or terrorism; compliance with governmental and regulatory requirements; changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, accounting, tax, trade, monetary and fiscal matters; compliance with requirements associated with being a public company; level of coverage of our business by securities analysts; and future equity issuances. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward- looking statement, whether as a result of new information, future developments or otherwise, except as required by law. NON-GAAP FINANCIAL INFORMATION. This presentation contains certain non-GAAP measures. These non-GAAP measures, as calculated by CrossFirst, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not measures of financial performance or liquidity under GAAP and should not be considered alternatives to the Company's other financial information determined under GAAP. See the Appendix for reconciliations of certain non-GAAP measures. MARKET AND INDUSTRY DATA. This presentation references certain market, industry and demographic data, forecasts and other statistical information. We have obtained this data, forecasts and information from various independent, third party industry sources and publications. Nothing in the data, forecasts or information used or derived from third party sources should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of industry publications and surveys and independent sources. We believe that these sources and estimates are reliable but have not independently verified them. Statements as to our market position are based on market data currently available to us. Although we are not aware of any misstatements regarding the economic, employment, industry and other market data presented herein, these estimates involve inherent risks and uncertainties and are based on assumptions that are subject to change. 2

EXPERIENCED MANAGEMENT TEAM



George F. Jones Jr. – President, CEO and Director of CrossFirst

- Joined CrossFirst in 2016 after a short retirement from Texas Capital Bancshares, Inc. (TCBI)
- Founding executive of TCBI in 1998
- Led TCBI through 50 consecutive profitable quarters and growth to $12 billion in assets



Mike Maddox – President, CEO of CrossFirst Bank and Director of CrossFirst

- Joined CrossFirst in 2008 after serving as Kansas City regional president for Intrust Bank
- Practicing lawyer for more than six years before joining Intrust Bank
- Graduate School of Banking at the University of Wisconsin - Madison



David O'Toole – CFO, Chief Investment Officer and Director of CrossFirst, CFO of CrossFirst Bank

- More than 40 years of experience in banking, accounting, valuation and investment banking
- Founding shareholder and director of CrossFirst Bank and became CFO in 2008
- Co-founder and managing partner of a national bank consulting and accounting firm
- Served on numerous boards of directors of banks and private companies, including the Continental Airlines, Inc. travel agency advisory board



Randy Rapp – Chief Credit Officer of CrossFirst Bank

- More than 30 years of experience in banking, primarily as a credit analyst, commercial relationship manager and credit officer
- Joined CrossFirst in April 2019 after serving as Executive Vice President and Chief Credit Officer of Texas Capital Bank, National Association from May 2015 until March 2019
- Mr. Rapp joined Texas Capital Bank in 2000



Matt Needham – Director of Strategy and Investor Relations of CrossFirst

- More than 15 years experience in banking, strategy, accounting and investment banking, five with CrossFirst
- Deep experience in capital markets including valuation, mergers, acquisitions and divestitures
- Provided assurance and advisory services with Ernst & Young
- Former Deputy Bank Commissioner in Kansas and has served on several bank boards
- MBA Wake Forest University, obtained CFA designation and CPA, Graduate School of Banking at the University of Colorado

Other Senior Executives

Amy Fauss
Chief Operating Officer of CrossFirst Bank
28+ years of banking experience
Joined CrossFirst in 2009

Tom Robinson
Chief Risk Officer of CrossFirst
35+ years of banking experience
Joined CrossFirst in 2011

Aisha Reynolds
General Counsel of CrossFirst and CrossFirst Bank
13+ years of experience
Joined CrossFirst in 2018

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Employees Risk Management • Focusing on current customers and ▪ Implemented and operating the Company with Risk slowing overall loan growth comprehensive pandemic plan Management Employees • Implemented floors on loans ▪ 70%+ employees working from home • Aggressively repriced deposits to ▪ Employee & customer safety is a high priority capture market movements from ▪ Paid time off for COVID-19 issues Fed rate decisions ▪ Expanded employee assistance programs • Additional stress testing of capital and credit scenarios ▪ Employees are serving customers in lobbies through social distancing • Monitoring unfunded credit lines Customer ▪ Strengthened teams for loan modifications Financial • Proactively contacting customers to Management Support access SBA/PPP funding ▪ Shifted resources to increase loan processing capacity for SBA loans • Increasing reserves for heightened risk and uncertainty ▪ Significant usage of technology to operate • Continuing to maintain a strong balance sheet and capital position Customer Support • Closely monitoring energy and Financial Management COVID-19 related exposures ▪ CARES Act supports customers and mitigates Planning to sell back loans to SBA ▪ Suspending hiring, for nonproducers some short term risk to Company • when process is finalized ▪ Suspended travel and slowed discretionary ▪ SBA/PPP supporting customers’ employees in spending highly effected industries ▪ Will start locking in longer term funding at low ▪ Customers’ payment deferrals/modifications rates extended to help customers preserve capital ▪ Securing short term funding below 1% to and manage liquidity obtain positive short term spreads on SBA ▪ CFB will support additional relief programs and loans continue to help customers 4

• $5.1 billion(1) asset banking operation founded in 2007 • Branch-lite structure operating 7 branches in key markets (2) along the I-35 corridor (1) (1) • 3rd largest bank headquartered in the Kansas City MSA (1) (1) • High-growth commercial banking franchise with 364 employees (1) • High quality people, strong culture & relationship-oriented business model • Serving businesses, business owners, professionals and their personal networks • Core focus on improving profitability & operating (Number of Locations) efficiency Financial Highlights For Three Months Ended 3/31/20 (2) Balance Sheet Performance (Year-to-Date) Asset Quality Metrics Assets: $5,067 ROAA: 0.31% NPAs / Assets: 0.59% Gross Loans:(3) $4,002 ROACE: 2.53% NCOs / Avg. Loans:(4) 2.00% Deposits: $3,973 Efficiency Ratio: 55.11% Reserves / Loans: 1.29% (4) CET 1 Capital: 12.08% NIM(FTE): 3.24% Reserves / NPLs: 196% Total Risk-Based Capital: 13.17% Net Income: $3.9 Classified Loans / Capital + ALLL 15.8% (1) As of March 31, 2020. (2) Dollars are in millions. 5 (3) Net of unearned income (4) YTD Interim Periods Annualized

Loan Mix by Type ($4.0bn) (1) C&I Loan Breakdown by Type ($1.4bn) Merchant Wholesalers Credit Related 2% Misc. Activities 4% Owner Occupied Other Financial Real Estate Vehicles 1% Health Care Aircraft 7% 2% Education Residential 11% 4% Professional & 2% Mortgage Commercial & Technical Services Other 8% Industrial 4% 15% 34% Energy Restaurants Rental & Leasing 10% 6% Services Commercial Real Motor Vehicle & 5% Estate Parts Dealers 40% Personal Business 5% Loans 7% Security Services Real Estate 6% Engineering & Activity Contracting Recreation Manufacturing 8% 5% 6% 8% CRE Loan Portfolio by Segment ($1.7bn)(2) CRE Loans by Geography ($1.7bn)(2) Raw Land Land 4% Retail Development 13% 1-4 Family Res 2% Construction Hotel TX 11% 45% 10% KS 12% Other 4% Industrial 12% Remaining Multi-Family Medical States OK 22% 3% 13% 11% KY Office FL 2% AZ CO MO C-Store 12% 2% 2% 6% 7% 2% Senior Living 5% Note: Data as of March 31, 2020. 6 (1) Shown as a percentage of bank capital. (2) CRE as defined by regulators (including construction and development).

Commentary SBA/PPP Applications Existing New Requests Approved • CFB has been a strong supporter Customers Customers of local businesses and communities we serve # of Applications 1,174 914 959 215 • Preferred SBA lender $ Loans Funded $428 $371 $324 $104 (Dollars in millions) • CFB has processed applications for 215 new relationships for $104 million in requests Loans Approved by Industry Loans Approved by Market • Weighted average fee rate of (In $ Funded) (In $ Funded) approximately 2.3% will likely be Other Services & used to offset provisions and Business Support mitigate risk from economic 14% Construction uncertainty Kansas City Hotel & 17% Restaurants 58% 27% Dallas • Plan to sell loans back to SBA 11% when process is finalized Medical/ Wichita Healthcare 15% • Note that at this time initial 25% government funds have been Other Small exhausted and future loans are Businesses Tulsa & Energy 10% Oklahoma City subject to additional funding 8% Finance, 8% Insurance, & Information 7% Note: Information as of April 20, 2020 7

Gross Loans (Net of Unearned Income) Commentary $5,000 ▪ Our loan growth has been primarily all organic and our Bankers work to find $3,852 $4,002 $4,000 further stable opportunities within our $3,278 existing markets $3,061 $3,000 ▪ Diversification remains a core tenet $1,996 $2,000 $1,297 ▪ Purchased loan participations totaled $785 $993 $105 million and a combination of $1,000 shared national credits and syndications purchased totaled $347 $0 million at the end of Q1 2020 2014 2015 2016 2017 2018 2019 Q1 2019 Q1 2020 ▪ Generally we only buy portions of participations or syndicated loans with borrowers with whom we could lead next lending opportunity Gross Loans by Type Q1 2020 Gross Loan Composition $3,862 $4,011 $4,000 $3,639 $43 ▪ Loan participations sold of $266 $3,476 $45 Residential Real $3,287 $44 $399 $504 million and $156 million of $3,500 Estate $46 $365 Construction & 13% syndications sold at the end of Q1 $42 $359 $625 Consumer & $3,000 $628 Land 2020 $331 $528 $463 Development Equity Lines $427 1% $2,500 16% $1,024 $1,085 $968 $993 $2,000 $948 Commercial $1,500 $396 $409 $399 & Industrial $376 $386 Commercial Real Estate 34% $1,000 Energy 27% 10% $1,254 $1,313 $1,357 $1,355 $500 $1,163 $0 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Commercial & Industrial Energy Commercial Real Estate Construction & Land Development Residential Real Estate Consumer & Equity Lines 8 Dollars in charts are in millions. Amounts shown are as of the end of the period.

Industry Total Exposure (1) % of Gross Loans Energy Oil (excludes Natural Gas) $257 6.4% Retail Commercial Real Estate $205 5.1% Hotel & Lodging $164 4.1% Healthcare C&I $143 3.6% Entertainment & Recreation(2) $100 2.5% Restaurant(3) $98 2.4% Aircraft & Aviation $57 1.4% Consumer $20 0.5% Industry categories selected based on the following criteria: • Lower consumption from Covid-19 pandemic compounded with high production and inventory supplies from ongoing political disputes • Implementation of travel, entertainment, and restaurant restrictions • Cancellation of all events and large gatherings • Cessation of revenue due to business being considered “nonessential” (1) Loan values recorded on balance sheet in millions as of March 31, 2020 (2) Includes Native American Gaming, Parking Lots and Garages (3) Restaurant information includes both C&I and CRE exposure 9

CROSSFIRST ENERGY PORTFOLIO

CROSSFIRST BANKSHARES, INC.

Energy Portfolio Dynamics

- Typically only lend as a senior secured lender in single bank transactions and as a cash flow lender
- Exploration & Production lending only on proven and producing reserves
- CrossFirst typically does not lend to shale, oil field services, or mid-stream energy companies
- Collateral base is predominately comprised of properties with sufficient production history to establish reliable production trends; long-life assets
- 45% of the portfolio is hedged for the next 13 months
  - Oil at $51.12 / barrel
  - Natural Gas at $2.14 / MMBtu
- $7.6 million of Reserves are allocated to Energy, representing 1.9% of the total energy portfolio
- Customers have reacted quickly and have been actively cutting operating expenses

Energy by Composition 3/31/2020 (*$ in millions)*

	# Loans	Outstanding	% Total	Unfunded Commitments	Average Size	Avg % Hedged
Oil	42	$257	64%	$27	$6	43%
Natural Gas	14	$140	35%	$12	$10	48%
Other Sources	2	$2	1%	$33	$1	0%
Total	**58**	**$399**	**100%**	**$72**	**$7**	**45%** (1)



Substandard & Doubtful
Special Mention
Watch
Pass
4%
3%
20%
73%

Energy Credit Classifications



Energy Lending by State
MI 6%
LA 4%
KY 2%
OH 15%
KS 8%
OK 24%
IN 2%
IL 3%
AK 1%
WY 1%
WV 5%
UT 2%
TX 26%
PA 1%



Energy Commitments by Basin
Appalachian 20%
13 Other Basins 19%
Permian 15%
Illinois 3%
Tuscaloosa 4%
Western Anadarko 5%
Antrim 5%
Arkoma 7%
Multiple 8%
Anadarko 13%

Data as of 3/31/20

(1) Weighted Average

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Nonperforming Assets / Assets Commentary on NPA’s 1.5% ▪ Decline in NPAs during Q1 of 2020 was primarily a result of the charge- 1.18% off of our large previously disclosed 0.97% 1.00% 0.97% problem loan moved to non- 1.0% performing in Q2 of 2019 0.59% 0.5% 0.43% 0.27% 0.20% 0.18% 0.08% 0.0% 2014 2015 2016 2017 2018 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Commentary Charge-Offs ▪ $19.4 million in net charge-offs for Q1 2020, including $17.9 million for previously disclosed loan discussed above and the remainder for legacy Net Charge-Offs / Average Loans(1) energy workout 2.1% 2.00% ▪ In Q4 2019, $5.5 million of net 1.8% charge-offs, included a $5 million partial charge-off of previously 1.5% disclosed loan discussed above 1.2% ▪ In Q3 2019 the Company had net 0.9% charge-offs of $4.7 million from two 0.53% 0.58% legacy NPAs, one C&I and one in 0.6% 0.44% Energy 0.31% 0.3% 0.11% 0.07% ▪ In 2017, the Bank experienced one 0.02% 0.04% 0.00% significant charge-off of 0.0% approximately $5 million (0.34% of 2014 2015 2016 2017 2018 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 average loans) on one C&I credit 11 (1) Ratio is annualized.

CREDIT QUALITY & CAPITAL RATIOS

CROSSFIRST BANKSHARES, INC.

Recent Credit Quality & ALL Trends

- Reduction in reserve as a result of the net charge-offs of $19.4 million for Q1 2020
- Provision for loan loss of $14 million for Q1 2020
  - $1.7mm increase in ALLL due to changes in impaired loans
  - $12.3 million reserve build for economic uncertainty, COVID-19 pandemic, and quarterly loan growth
- The Company will delay its adoption of CECL and continue to run parallel scenarios to assess impact on the ALLL and capital

Capital Analysis

- The Company continues to remain well capitalized
- Unfunded commitments totaled $1.4 billion as of the end of Q1 2020, 39% of which are commitments to fund C&I loans and 61% are other loan commitments



Allowance for Loan Losses / Total Loans
$80
$70
$60
$50
$40
$30
$20
$10
$0
1.22%
1.24%
1.18%
1.48%
1.29%
$40.0
$42.9
$43.0
$56.9
$51.5
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020



Classified Loans / (Total Capital + LLR)
$200
$150
$100
$50
$0
18.7%
16.3%
13.2%
13.2%
15.8%
$97.5
$88.3
$85.2
$86.9
$104.5
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020



Capital Ratios
20%
15%
10%
5%
0%
11.23%
11.23%
12.20%
11.02%
11.04%
12.04%
12.91%
12.93%
13.90%
12.20%
12.22%
13.43%
12.08%
12.10%
13.17%
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Common Equity Tier 1
Tier 1 Risk Based
Total Risk-Based Capital

Dollar amounts are in millions.

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Commentary Yield on Loans and Cost of Total Deposits Maintained Q1 2020 Margin (FTE) 6% 5.75% ▪ 5.34% 5.52% compared to previously reported Q4 5.01% 4.89% 4.98% 4.62% 4.60% 2019 ▪ Company continued to shorten the 4% duration of deposits and move deposit costs down to capture 1.89% 1.96% economics associated with Fed rate 2% 1.44% 1.46% 0.99% cuts 0.88% 0.91% 0.87% ▪ Focus on commercial lending 0% increased the asset sensitivity of our 2014 2015 2016 2017 2018 2019 Q1 2019 Q1 2020 balance sheet; 76% variable rate Yield on Loans Cost of Total Deposits loans or maturing within one-year, as of March 31, 2020 Net Interest Margin – Fully Tax Equivalent ▪ As of March 31, 2020 the incremental cost of funding based 4% 3.40% 3.40% 3.39% 3.46% on current pricing structure is 0.52% 3.27% 3.24% 3.31% 3.24% compared to actual cost of funds at 3% 1.49% ▪ Loan to deposit ratio increased from 2% 98.2% to 100.8% 1% 0% 2014 2015 2016 2017 2018 2019 Q1 Q1 2019 2020 13

Investment Portfolio Breakout as of March 31, 2020(1) Commentary Municipal - Taxable Other 0.4% ▪ At the end of Q1 2020, the 1.8% portfolio’s duration was CMO (Fixed) approximately 4.1 years and the 16.2% fully taxable equivalent (FTE) yield for Q1 2020 was 3.21% MBS (Fixed) 20.4% Total: $735.2M(1) Municipal - Tax- Exempt ▪ The portfolio experienced $19.3 61.2% million in MBS and CMO paydowns and $2 million in municipal principal payments during Q1 2020 ▪ $12 million of new securities were purchased in Q1 2020 with an average FTE yield of 3.52% Average Yield on Securities – Fully Tax Equivalent 5% ▪ During Q1 2020, $4 million of securities were sold to take 3.85% 4% 3.69% 3.72% 3.63% 3.62% 3.59% advantage of market opportunity, 3.35% 3.21% creating $318 thousand in bond gains 3% ▪ Our marketable securities 2% portfolio has a substantial unrealized gain of approximately 1% $30 million at March 31, 2020 0% 2014 2015 2016 2017 2018 2019 Q1 2019 Q1 2020 14 (1) Based on approximate fair value.

Operating Revenue(1) Commentary $180 ▪ Our balance sheet growth, QTD ‘19 – QTD ‘20 $150.2 combined with a relatively $160 Growth: 14.4% $140 stable net interest margin, has $116.5 enabled robust operating $120 $100 revenue growth $78.5 $80 $57.5 $60 $44.6 $35.3 $40.3 ▪ Quarterly Income Impacted by $40 $33.0 $14 million in first quarter to $20 provision as a result of quarterly $0 growth, economic uncertainty, and migration of several credits ▪ Pretax, pre-provision net income quarterly performance was the Earnings Performance strongest in the Company’s history $70 $62.5 $60 $50 $40 $30.7$28.5 $30 $16.9 $16.4 $19.6 $18.1 $20 $14.1 $10.3 $12.6 $8.4 $5.8 $9.4 $10 $4.1 $7.5 $3.9 $0 (2) Note: Dollars in charts are in millions. Net Income Pretax, Pre-Provision Net Income (1) Defined as net-interest income + non-interest income. (2) Represents a non-gaap financial measure, see non-gaap reconciliation slides in the supplemental information for more detail. In 15 addition, pre-tax net income may also be found presented in the supplemental information

Commentary Return on Average Assets ▪ CrossFirst’s branch-lite model is 1.00% 0.91% an efficient and scalable 0.90% infrastructure to support 0.80% additional efficiency 0.70% 0.63% 0.60% 0.53% 0.56% 0.56% ▪ Core Efficiency is trending down 0.50% 0.41% consistent with management’s 0.40% initiatives 0.31% 0.30% 0.24% ▪ Quarterly ROAA significantly 0.20% impacted by COVID-19 0.10% provisioning 0.00% 2014 2015 2016 2017 2018 2019 Q1 2019 Q1 2020 Efficiency Ratio Managing Expenses 100% $26.0 2.20% 2.50% 90% 79.10% $25.0 2.00% 1.82% 80% 74.68% 73.64% 1.81% 1.80% 2.00% 68.48% 70.64% $24.0 70% 64.20% $22.6 58.37% $23.0 $22.2 1.50% 60% 55.11% $22.0 $21.9 $22.0 $21.2 50% 1.00% $21.0 40% $20.0 30% 0.50% $19.0 20% $18.0 0.00% 10% 0% 2014 2015 2016 2017 2018 2019 Q1 2019 Q1 2020 Non-interest Expense Non-interest expense / Average Assets 16

17

Retail CRE Portfolio Dynamics Retail CRE 3/31/2020 ($ in millions) ▪ 99% of loans have a “pass” risk rating Outstanding # Loans Average Size Loan ▪ Average loan to value of 65% at Balance origination Retail CRE 67 $177 $3 ▪ Retail Lending Standards Construction 22 $27 $1 ▪ Primarily Neighborhood Total 89 $204 $2 (1) Centers ▪ No Shopping Malls ▪ No Power Centers ▪ No Significant Tenant Retail CRE by Collateral Geography Concentrations TX 21% Other ▪ CFB loans are sponsor driven with KS 7% 14% known relationships and not MO transactional in nature 4% IN ▪ Sponsors provide a combination of KY 4% strong cash equity for the loan and ND 13% ability for additional financial backing 4% NE 6% CO IA 11% 7% OK 10% Data as of 3/31/20 18 (1) Weighted Average

Medical & Senior Living Portfolio Dynamics Medical & Senior Living 3/31/2020 ($ in millions) Unfunded # Loans Outstanding Average Size • Of the Healthcare C&I portfolio, Commitments nearly half could be classified as essential services Medical CRE 30 $51 $30 $2 • Industry sector seeing increased Senior 13 $82 $36 $6 costs to operate, increased risk, Living CRE and slow-downs to non-essential Healthcare healthcare practices 136 $143 $13 $1 C&I Total 179 $276 $79 $1 (1) Healthcare, Medical & Health Care C&I Senior Living 52% Senior Living CRE Medical CRE 30% 18% Other Real Estate on ERs & 4% Surgery Centers 16% Emergency Rooms 34% Hospice 16% Dental DSO 30% Top C&I Healthcare Commitments (1) (83% of Portfolio) Data as of 3/31/20 19 (1) Weighted average

Hotel & Lodging 3/31/2020 ($ in millions) Unfunded Hotel & Lodging Portfolio Dynamics # Loans Outstanding Average Size Commitments • Primarily loaning to established brands Completed 13 $147 $0 $11 names Hotels In-Progress • No “conference center” hotels 3 $17 $35 $6 Construction • Helping borrowers navigate government Total 16 $164 $35 $10 (1) assistance programs and manage principal and interest Extended Stay America • Hotel Construction borrowers are 14% Hilton sophisticated sponsors with significant 17% invested equity and resources Hotels by Brand Oakwood Ownership 15% Marriott • Approximately 75% of the properties are 42% in major MSAs; mostly are in the Midwest IHG 6% Choice 5% Boutique Hotel CO 1% 5% MO ID 23% 10% AZ 18% TX 31% Hotel by State KS 12% OK 1% Data as of 3/31/20 20 (1) Weighted average

Restaurant Portfolio Dynamics Restaurant 3/31/2020 ($ in millions) • COVID-19 is impacting our restaurant borrowers differently # Loans Outstanding Loans Average Size Loan • Franchise fast food with drive-thru or C&I Operating take out are still operating and serving 51 $83 $2 customers Lines Commercial • 8 borrowers make up 93% of the 13 $15 $1 Real Estate restaurant portfolio with, over 60% still serving customers Total 64 $98 $2 (1) • Branded franchises make up 90%+ of the overall portfolio Restaurant Franchises in Portfolio • Loans are typically low leverage loans backed by strong guarantors with Steak House (High-end) significant liquidity 15% Freddy's Burgers • Restaurant related CRE is spread across Retail BBQ 8% 18% all markets representing a variety of IHOP local franchises KFC & Taco Regional 6% Bell Franchise & 37% Other 16% Data as of 3/31/20 21 (1) Weighted average

Compound Annual Growth Rates Total Assets Since Since $4,931 $5,067 2007 2012 Total Assets 55.6% 35.3% $4,107 $2,961 $2,133 $1,574 $1,220 $847 $565 $311 $355 $22 $77 $155 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Q1 2020 2007 2010 2012 2014 Established with Acquired Leawood, Expansion into Expansion into 2017 2019 initial presence in KS-based Wichita and Energy Lending Expansion into Enterprise CrossFirst Kansas City Leawood Oklahoma City Value Lending, Relational Bankshares, Inc. Bancshares markets Tribal Nations Lending Initial Public Offering (~$72.5mm in and Relational High at $14.50; Nasdaq Total Assets) Volume Builder Lending listed: CFB 2013 2008 Expansion into Tulsa market Formed through acquisition of Tulsa CrossFirst National Bancshares, Inc. 2016 2018 Bankshares, Inc. (~$160mm in Total Assets) George F. Jones George F. Jones Jr. joins as Vice Jr. named CEO of Chairman as part CrossFirst of expansion into Bankshares, Inc. Dallas market Dollars in chart are in millions. 22

$45 $40.3 $39.4 $40 24 Consecutive Quarters of Operating $39.0 $36.5 Revenue Growth $35.3 $35 $33.6 $30.0 $30 $27.6 $24.8 $25 $22.3 $19.6 $20 $18.8 $17.3 $15.9 $15.1 $15 $13.7 $12.8 $11.7 $11.8 $10.9 $10.2 $9.2 $10 $8.5 $7.6 $5 $- Note: Dollars in charts are in millions. (1) Defined as net-interest income + non-interest income 23

Commentary Total Deposits $5,000 ▪ CrossFirst has generated $4,500 $3,924 $4,000 $3,973 significant growth in core $3,400 deposits with modest reliance on $3,500 $3,208 $3,000 wholesale funding $2,303 $2,500 $2,000 $1,694 ▪ Our noninterest bearing deposits $1,295 $1,500 to total deposits increased from $962 13.3% to 14.3% from the $1,000 previous quarter as many $500 investors moved investments to $0 cash during the quarter 2014 2015 2016 2017 2018 2019 Q1 2019 Q1 2020 ▪ Total brokered CDs were $268 million at 3/31/20. The company reduced broker CDs by $124 million compared to Q4 2019 Deposit Mix by Type Q1 2020 Deposit Composition $4,000 $3,924 $3,973 and replaced them with cheaper $3,584 $3,658 $3,400 $724 wholesale funding during the $3,500 $710 $753 quarter $766 Transaction $3,000 $728 $379 $530 Deposits $469 $2,500 $535 14% $554 $2,000 $1,765 DDA Savings $1,903 15% & MMA $1,500 $1,776 $1,511 $1,634 44% $1,000 $538 $259 $500 $119 $137 $146 $488 $512 $514 $522 $567 Time $0 Deposits Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 ≥ $100,0 Time Deposits < $100,000 Non-interest bearing deposits Transaction Deposits Savings & MMA 00 18% 9% Time Deposits < $100,000 Time Deposits ≥ $100,000 24 Dollars are in millions and amounts shown are as of the end of the period.

HISTORICAL FINANCIAL INFORMATION

CROSSFIRST BANKSHARES, INC.

(Dollars thousands, except per share data)	As of Year or for the Year Ended December 31,					As of or for the Three Months Ended March 31,	
	2015	2016	2017	2018	2019	2019	2020
Income Statement Data							
Interest income	$54,116	$69,069	$97,816	$156,880	$216,218	$51,317	$54,208
Interest expense	11,849	15,016	22,998	46,512	74,774	17,712	15,980
Net interest income	42,267	54,053	74,818	110,368	141,444	33,605	38,228
Provision for loan losses	5,975	6,500	12,000	13,500	29,900	2,850	13,950
Non-interest income	2,365	3,407	3,679	6,083	8,715	1,645	2,095
Non-interest expense	30,562	40,587	62,089	85,755	87,648	22,631	22,223
Income before taxes	8,095	10,373	4,408	17,196	32,611	9,769	4,150
Income tax expense (benefit)	626	62	(1,441)	(2,394)	4,138	419	293
Net income	7,469	10,311	5,849	19,590	28,473	9,350	3,857
Preferred stock dividends	2,066	2,100	2,100	2,100	175	175	0
Net income available to common stockholders	5,403	8,211	3,749	17,490	28,298	9,175	3,857
Non-GAAP core operating income(1)	7,469	10,311	9,716	19,940	27,427	7,989	3,857
Balance Sheet Data							
Cash and cash equivalents	$79,418	$155,972	$130,820	$216,541	$187,320	$117,317	$158,987
Available-for-sale securities	460,542	593,012	703,581	663,678	741,634	707,430	735,231
Gross loans (net of unearned income)	992,726	1,296,886	1,996,029	3,060,747	3,852,244	3,277,598	4,002,451
Allowance for loan losses	(15,526)	(20,786)	(26,091)	(37,826)	(56,896)	(40,001)	(51,458)
Goodwill and other intangibles	8,100	7,998	7,897	7,796	7,694	7,770	7,669
Total assets	1,574,346	2,133,106	2,961,118	4,107,215	4,931,233	4,266,369	5,067,407
Non-interest-bearing deposits	123,430	198,088	290,906	484,284	521,826	488,375	567,215
Total deposits	1,294,812	1,694,301	2,303,364	3,208,097	3,923,759	3,399,899	3,972,822
Borrowings and repurchase agreements	112,430	216,709	357,837	388,391	373,664	368,597	441,626
Trust preferred securities, net of fair value adj.	792	819	850	884	921	893	931
Preferred Stock, liquidation value	30,000	30,000	30,000	30,000	0	0	0
Total Stockholders' Equity	160,004	214,837	287,147	490,336	601,644	480,514	611,946
Tangible Stockholders' Equity(1)	121,904	176,839	249,250	452,540	593,950	472,744	604,277
Share and Per Share Data:							
Basic earnings per share	$0.29	$0.39	$0.12	$0.48	$0.59	$0.20	$0.07
Diluted earnings per share	0.28	0.39	0.12	0.47	0.58	0.20	0.07
Book value per share	6.61	7.34	8.38	10.21	11.58	10.63	11.75
Tangible book value per share(1)	6.20	7.02	8.12	10.04	11.43	10.46	11.60
Wad. avg. common shares out. - basic	18,640,678	20,820,784	30,086,530	36,422,612	47,679,184	45,093,442	52,071,484
Wtd. avg. common shares out. - diluted	19,378,290	21,305,874	30,963,424	37,492,567	48,576,135	45,960,267	52,660,270
Shares outstanding at end of period	19,661,718	25,194,872	30,686,256	45,074,322	51,969,203	45,202,370	52,098,062

Historic share counts and per share figures reflect 2:1 stock split effected on 12/21/18.
(1) Represents a non-GAAP financial measure. See Non-GAAP Reconciliation slides in Appendix for additional detail.

25

HISTORICAL FINANCIAL INFORMATION

CROSSFIRST BANKSHARES, INC.

	2015	2016	2017	2018	2019	2019	2020
Selected Ratios:							
Return on average assets	0.53%	0.56%	0.24%	0.56%	0.63%	0.91%	0.31%
Non-GAAP core operating return on average assets[1]	0.53	0.56	0.40	0.57	0.61%	0.78%	0.31%
Return on average common equity[1]	4.60	5.51	1.53	5.34	5.38	7.98	2.53
Non-GAAP core operating return on average common equity[1]	4.60	5.51	3.11	5.45	5.18	6.79	2.53
Yield on earning assets - tax equivalent[2]	4.14	4.08	4.37	4.77	5.04	5.25	4.57
Yield on securities - tax equivalent[2]	3.72	3.63	3.85	3.62	3.35	3.59	3.21
Yield on loans	4.62	4.60	4.89	5.34	5.52	5.75	4.98
Cost of interest-bearing deposits	1.01	0.96	1.12	1.71	2.21	2.30	1.69
Cost of funds	0.94	0.91	1.06	1.49	1,90	1.96	1.49
Cost of total deposits	0.91	0.87	0.99	1.44	1.89	1.96	1.46
Net interest margin - tax equivalent[2]	3.27	3.24	3.40	3.39	3.31	3.46	3.24
Non-interest expense to average assets	2.17	2.21	2.53	2.45	1.95	2.20	1.80
Efficiency ratio[3]	68.48	70.64	79.10	73.64	58.37	64.20	55.11
Non-GAAP core operating efficiency ratio FTE[1][3]	64.66	66.04	72.33	67.68	57.25	63.10	54.18
Non-interest-bearing deposits to total deposits	9.53	11.69	12.63	15.10	13.30	14.36	14.28
Loans to deposits	76.67	76.54	86.66	95.41	98.18	96.40	100.75
Credit Quality Ratios:							
Allowance for loans losses to total loans	1.56%	1.60%	1.30%	1.23%	1.48%	1.22%	1.29%
Non-performing assets to total assets	0.08	0.20	0.18	0.43	0.97	0.36	0.59
Non-performing loans to total loans	0.12	0.33	0.27	0.58	1.15	0.40	0.66
Allowance for loans losses to non-performing loans	1,336.38	493.14	481.68	212.30	128.54	307.27	195.99
Net charge-offs to average loans	0.04	0.11	0.44	0.07	0.31	0.09	2.00
Capital Ratios:							
Total stockholders' equity to total assets	10.16%	10.07%	9.70%	11.94%	12.20%	11.26%	12.08%
Common equity tier 1 capital ratio	8.50	9.78	8.62	11.75	12.20	11.23	12.08
Tier 1 risk-based capital ratio	10.70	11.38	9.70	12.53	12.22	11.23	12.10
Total risk-based capital ratio	11.82	12.51	10.65	13.51	13.43	12.20	13.17
Tier 1 leverage ratio	9.72	10.48	9.71	12.43	12.06	11.15	11.81

(1) Represents a non-GAAP financial measure. See Non-GAAP Reconciliation slides in Appendix or press release for additional detail.
(2) Tax-exempt income is calculated on a tax equivalent basis. Tax-exempt income includes municipal securities, which is exempt from federal taxation. A tax rate of 21% is used for fiscal year 2018 and after and a tax rate of 35% is used for fiscal years 2017 and prior.
(3) Efficiency ratio is non-interest expense divided by the sum of net interest income and non-interest income.

26

QUARTERLY SELECTED FINANCIALS

CROSSFIRST BANKSHARES, INC.

CrossFirst Bankshares, Inc Quarterly Financials

As of or for the Three Months Ended

(Dollars thousands, except per share data)	3/31/19	6/30/19	9/30/19	12/31/19	3/31/20
Income Statement Data					
Interest income	$51,317	$54,192	$55,529	$55,180	$54,208
Interest expense	17,712	19,318	19,743	18,001	15,980
Net interest income	33,605	34,874	35,786	37,179	38,228
Provision for loan losses	2,850	2,850	4,850	19,350	13,950
Non-interest income	1,645	1,672	3,212	2,186	2,095
Non-interest expense	22,631	21,960	21,172	21,885	22,223
Income before taxes (loss)	9,769	11,736	12,976	(1,870)	4,150
Income tax expense (benefit)	419	2,297	2,592	(1,170)	293
Net income (loss)	9,350	9,439	10,384	(700)	3,857
Preferred stock dividends	175	0	0	0	0
Net income available to common stockholders (loss)	9,175	9,439	10,384	(700)	3,857
Non-GAAP core operating income[1]	7,989	9,754	10,384	(700)	3,857
Balance Sheet Data					
Cash and cash equivalents	$117,317	$141,373	$128,126	$187,320	$158,987
Securities	707,430	704,776	733,093	741,634	735,231
Gross loans (net of unearned income)	3,277,598	3,467,204	3,629,792	3,852,244	4,002,451
Allowance for loan losses	(40,001)	(42,852)	(42,995)	(56,896)	(51,458)
Goodwill and intangibles	7,770	7,745	7,720	7,694	7,669
Total assets	4,266,369	4,473,182	4,651,313	4,931,233	5,067,407
Non-interest bearing deposits	488,375	511,837	513,832	521,826	567,215
Total deposits	3,399,899	3,584,136	3,658,108	3,923,759	3,972,822
Borrowings and repurchase agreements	368,597	364,246	357,614	373,664	441,626
Trust preferred securities, net of fair value adj.	893	902	912	921	931
Preferred Stock	0	0	0	0	0
Stockholders' Equity	480,514	499,195	602,435	601,644	611,946
Tangible Stockholders' Equity[1]	472,744	491,450	594,715	593,950	604,277
Share and Per Share Data:					
Basic earnings per common share	$0.20	$0.21	$0.22	$ (0.01)	$ 0.07
Dilutive earnings per common share	0.20	0.20	0.21	-0.01	0.07
Book value per common share	10.63	11.00	11.59	11.58	11.75
Tangible book value per common share[1]	10.46	10.83	$11.44	$11.43	$11.60
Wtd. avg. common shares out. - basic	45,093,442	45,236,264	48,351,553	51,952,712	52,071,484
Wtd. avg. common shares out. - diluted	45,960,267	46,211,780	49,164,549	52,748,312	52,660,270
Shares outstanding at end of period	45,202,370	45,367,641	51,969,203	51,969,203	52,098,062

27

(1) Represents a non-GAAP financial measure. See Non-GAAP Reconciliation slides in Appendix for additional detail.

QUARTERLY SELECTED FINANCIALS

CROSSFIRST BANKSHARES, INC.

CrossFirst Bankshares, Inc Quarterly Financials

As of or for the Three Months Ended

	3/31/19	6/30/19	9/30/19	12/31/19	3/31/20
Selected Ratios:					
Return on average assets[1]	0.91%	0.86%	0.89%	(0.06%)	0.31%
Non-GAAP core operating return on average assets[1][2]	0.78	0.89	0.89	(0.06)	0.31
Return on average common equity	7.98	7.78	7.58	(0.46)	2.53
Yield on earning assets	5.18	5.12	4.94	4.71	4.52
Yield on earning assets - tax equivalent[3]	5.25	5.18	5.00	4.76	4.57
Yield on securities	3.23	3.08	2.85	2.86	2.85
Yield on securities - tax equivalent[3]	3.59	3.42	3.19	3.22	3.21
Yield on loans	5.75	5.66	5.53	5.21	4.98
Costs of interest bearing liabilities	2.25	2.29	2.24	1.96	1.70
Cost of interest-bearing deposits	2.30	2.33	2.26	1.97	1.69
Cost of funds	1.96	1.99	1.94	1.71	1.49
Cost of Deposits	1.96	1.99	1.94	1.70	1.46
Cost of other borrowings	1.86	1.93	1.95	1.86	1.72
Net interest margin - tax equivalent[3]	3.46	3.35	3.24	3.23	3.24
Noninterest expense to average assets	2.20	2.00	1.82	1.81	1.80
Efficiency ratio[4]	64.20	60.09	54.29	55.60	55.11
Non-GAAP core operating efficiency ratio (FTE)[2][4]	63.10	58.43	53.43	54.66	54.18
Noninterest bearing deposits to total deposits	14.36	14.28	14.05	13.30	14.28
Loans to deposits	96.40	96.74	99.23	98.18	100.75
Credit Quality Ratios:					
Allowance for loans losses to total loans	1.22%	1.24%	1.18%	1.48%	1.29%
Nonperforming assets to total assets	0.36	1.18	1.00	0.97	0.59
Nonperforming loans to total loans	0.40	1.45	1.22	1.15	0.66
Allowance for loans losses to nonperforming loans	307.27	85.20	97.12	128.54	195.99
Net charge-offs to average loans[1]	0.09	0.00	0.53	0.58	2.00
Capital Ratios:					
Total stockholders' equity to total assets	11.26%	11.16%	12.95%	12.20%	12.08%
Common equity tier 1 capital ratio	11.23	11.02	12.91	12.20	12.08
Tier 1 risk-based capital ratio	11.23	11.04	12.93	12.22	12.10
Total risk-based capital ratio	12.20	12.04	13.90	13.43	13.17
Tier 1 leverage ratio	11.15	10.87	12.57	12.06	11.81

(1) Interim periods are annualized
(2) Represents a non-GAAP financial measure. See Non-GAAP Reconciliation slides in Appendix for additional detail.
(3) Tax-exempt income is calculated on a tax equivalent basis. Tax-exempt income includes municipal securities, which is exempt from federal taxation. A tax rate of 21% is used for 2018, 2019 & 2020.
(4) Efficiency ratio is non-interest expense divided by the sum of net interest income and non-interest income

28

NON-GAAP RECONCILIATION

CROSSFIRST BANKSHARES, INC.

(Dollars in thousands)	As of or for the Year Ended December 31,					As of or for the Three Months Ended March 31,	
	2015	2016	2017	2018	2019	2019	2020
Non-GAAP Core Operating Income:							
Net Income	$7,469	$10,311	$5,849	$19,590	$28,473	$9,350	$3,857
Add: restructuring charges	0	0	0	4,733	0	0	0
Less: Tax effect[1]	0	0	0	1,381	0	0	0
Restructuring charges, net of tax	0	0	0	3,352	0	0	0
Add: fixed asset impairments	0	0	1,903	171	424	0	0
Less: Tax effect[2]	0	0	737	44	109	0	0
Fixed asset impairments, net of tax	0	0	1,166	127	315	0	0
Add: State tax credit[3]	0	0	0	(3,129)	(1,361)	(1,361)	0
Add: 2017 Tax Cut and Jobs Act[3]	0	0	2,701	0	0	0	0
Non-GAAP core operating income	$7,469	$10,311	$9,716	$19,940	$27,427	$7,989	$3,857
Non-GAAP Core Operating Return on Average Assets:							
Net Income	$7,469	$10,311	$5,849	$19,590	$28,473	$9,350	$3,857
Non-GAAP core operating income	7,469	10,311	9,716	19,940	27,427	7,989	3,857
Average Assets	1,410,447	1,839,563	2,452,797	3,494,655	4,499,764	4,168,243	4,975,531
GAAP return on average assets	0.53%	0.56%	0.24%	0.56%	0.63%	0.91%	0.31%
Non-GAAP core operating return on average assets	0.53%	0.56%	0.40%	0.57%	0.61%	0.78%	0.31%
Non-GAAP Core Operating Return on Average Tangible Equity:							
Net Income	$7,469	$10,311	$5,849	$19,590	$28,473	$9,350	$3,857
Non-GAAP core operating income	7,469	10,311	9,716	19,940	27,427	7,989	3,857
Less: Preferred stock dividends	2,066	2,100	2,100	2,100	175	175	0
Net Income available to common stockholders	5,403	8,211	3,749	17,490	28,298	9,175	3,857
Non-GAAP core operating income available to common stockholders	5,403	8,211	7,616	17,840	27,252	7,814	3,857
Average common equity	117,343	149,132	245,193	327,446	526,225	466,506	612,959
Tangible Assets	8,152	8,050	7,949	7,847	7,746	7,784	7,683
Average Tangible Equity	109,191	141,082	237,244	319,599	518,479	458,722	605,276
GAAP return on average common equity	4.60%	5.51%	1.53%	5.34%	5.38%	7.98%	2.53%
Non-GAAP core return on average tangible common equity	4.95%	5.82%	3.21%	5.58%	5.26%	6.91%	2.56%
Non-GAAP Core Operating Efficiency Ratio:							
Non-interest expense	$30,562	$40,587	$62,089	$85,755	$87,648	$22,631	$22,223
Less: restructuring charges	0	0	0	4,733	0	0	0
Non-GAAP non-interest expense (numerator)	30,562	40,587	62,089	81,022	87,648	22,631	22,223
Net interest income	42,267	54,053	74,818	110,368	141,444	33,605	38,228
Tax-equivalent interest income	2,637	4,001	5,439	3,099	2,522	616	695
Non-interest income	2,365	3,407	3,679	6,083	8,715	1,645	2,095
Add: fixed asset impairments	0	0	1,903	171	424	0	0
Non-GAAP Operating revenue (denominator)	47,269	61,461	85,839	119,721	153,105	35,866	41,018
GAAP efficiency ratio	68.48%	70.64%	79.10%	73.64%	58.37%	64.20%	55.11%
Non-GAAP core operating efficiency ratio (FTE)	64.66%	66.04%	72.33%	67.68%	57.25%	63.10%	54.18%

(1) Represents the tax impact of the adjustments above at a tax rate of 25.73%, plus a permanent tax benefit associated with stock-based grants that were exercised prior to our former CEO's departure.
(2) Represents the tax impact of the adjustments above at a tax rate of 25.73% for fiscal years 2018 and after; 38.73% for fiscal years prior to 2018.
(3) No tax effect associated with the 2017 Tax Act adjustment or state tax credit.

29

As of or for the Three Months Ended (Dollars in thousands) March 31, 2019 June 30, 2019 September 30, 2019 December 31, 2019 March 31, 2020 Non-GAAP Core Operating Income: Net Income $9,350 $9,439 $10,384 ($700) $3,857 Add: restructuring charges 0 0 0 0 0 Less: Tax effect(1) 0 0 0 0 0 Restructuring charges, net of tax 0 0 0 0 0 Add: fixed asset impairments 0 424 0 0 0 Less: Tax effect(2) 0 109 0 0 0 Fixed asset impairments, net of tax 0 315 0 0 0 Add: State tax credit(3) (1,361) 0 0 0 0 Add: 2017 Tax Cut and Jobs Act 0 Non-GAAP core operating income $7,989 $9,754 $10,384 ($700) $3,857 Non-GAAP Core Operating Return on Average Assets: Net Income $9,350 $9,439 $10,384 ($700) $3,857 Non-GAAP core operating income 7,989 9,754 10,384 (700) 3,857 Average Assets 4,168,243 4,402,002 4,610,958 4,809,579 4,975,531 GAAP return on average assets(4) 0.91% 0.86% 0.89% (0.06%) 0.31% Non-GAAP core operating return on average assets(4) 0.78% 0.89% 0.89% (0.06%) 0.31% Non-GAAP Core Operating Efficiency Ratio: Non-interest expense $22,631 $21,960 $21,172 $21,885 $22,223 Less: restructuring charges 0 0 0 0 0 Non-GAAP non-interest expense (numerator) 22,631 21,960 21,172 21,885 22,223 Net interest income 33,605 34,874 35,786 37,179 38,228 Tax-equivalent interest income 616 612 624 670 695 Non-interest income 1,645 1,672 3,212 2,186 2,095 Add: fixed asset impairments 0 424 0 0 0 Non-GAAP operating revenue (denominator) 35,866 37,582 39,622 40,035 41,018 GAAP efficiency ratio 64.20% 60.09% 54.29% 55.60% 55.11% Non-GAAP core operating efficiency ratio (FTE) 63.10% 58.43% 53.43% 54.66% 54.18% (1) Represents the tax impact of the adjustments above at a tax rate of 25.73%, plus a permanent tax benefit associated with stock-based grants that were exercised prior to our former CEO’s departure. (2) Represents the tax impact of the adjustments above at a tax rate of 25.73%. (3) No tax effect associated with the state tax credit. (4) Interim periods are annualized. 30

NON-GAAP RECONCILIATIONS (CONT.)

CROSSFIRST BANKSHARES, INC.

(Dollars in thousands, except per share data)	As of or for the Year Ended December 31,						As of or for the Three Months Ended March 31,	
	2014	2015	2016	2017	2018	2019	2019	2020
Pre-Tax Pre-Provision Net Income								
Net Income before Taxes	4,439	8,095	10,373	4,408	17,196	32,611	9,769	4,150
Provision for loan loss	3,915	5,975	6,500	12,000	13,500	29,900	2,850	13,950
Pre-Tax Pre-Provision Net Income	**8,354**	**14,070**	**16,873**	**16,408**	**30,696**	**62,511**	**12,619**	**18,100**
Average Assets	1,003,991	1,410,447	1,839,563	2,452,797	3,494,655	4,499,764	4,168,243	4,975,532
Pre-Tax Pre-Provision Return on Avg Assets	**0.83%**	**1.00%**	**0.92%**	**0.67%**	**0.88%**	**1.39%**	**1.23%**	**1.46%**
Tangible Stockholders' Equity:								
Stockholders' equity	$137,098	$160,004	$214,837	$287,147	$490,336	$601,644	$480,514	$611,946
Less: goodwill and intangible assets	8,201	8,100	7,998	7,897	7,796	7,694	7,770	7,669
Less: preferred stock	28,614	30,000	30,000	30,000	30,000	0	0	0
Tangible Stockholders' Equity	$100,283	$121,904	$176,839	$249,250	$452,540	$593,950	$472,744	$604,277
Shares outstanding at end of period	17,908,862	19,661,718	25,194,872	30,686,256	45,074,322	51,969,203	45,202,370	52,098,062
Book value per common share	$6.06	$6.61	$7.34	$8.38	$10.21	$11.58	$10.63	$11.75
Tangible book value per common share	**$5.60**	**$6.20**	**$7.02**	**$8.12**	**$10.04**	**$11.43**	**$10.46**	**$11.60**

(Dollars in thousands, except per share data)	As of or for the Three Months Ended				
	3/31/19	6/30/19	9/30/19	12/31/19	3/31/20
Pre-Tax Pre-Provision Net Income					
Net Income before Taxes (loss)	9,769	11,736	12,976	(1,870)	4,150
Provision for loan loss	2,850	2,850	4,850	19,350	13,950
Pre-Tax Pre-Provision Net Income	**12,619**	**14,586**	**17,826**	**17,480**	**18,100**
Average Assets	4,168,243	4,402,002	4,610,958	4,809,579	4,975,531
Pre-Tax Pre-Provision Return on Avg Assets	**1.23%**	**1.33%**	**1.53%**	**1.44%**	**1.46%**
Tangible Stockholders' Equity:					
Stockholders' equity	$480,514	$499,195	$602,435	$601,644	$611,946
Less: goodwill and intangible assets	7,770	7,745	7,720	7,694	7,669
Less: preferred stock	-	-	-	-	-
Tangible Stockholders' Equity	**$472,744**	**$491,450**	**$594,715**	**$593,950**	**$604,277**
Shares outstanding at end of period	45,202,370	45,367,641	51,969,203	51,969,203	52,098,062
Book value per common share	$10.63	$11.00	$11.59	$11.58	$11.75
Tangible book value per common share	**$10.46**	**$10.83**	**$11.44**	**$11.43**	**$11.60**

31